UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 12, 2024
FLEX LTD.
(Exact Name of Registrant as Specified in Its Charter)

Singapore	0-23354	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2 Changi South Lane, Singapore		486123
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (65) 6876-9899
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, No Par Value	FLEX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) Executive Compensation

Annual Incentive Bonus Plan for Fiscal 2025

On June 12, 2024, the Board of Directors (the “Board”) of Flex Ltd. (the “Company”) approved the Company’s Annual Incentive Bonus Plan for fiscal year 2025. The plan provides the Company’s executive officers with the opportunity to earn annual cash bonuses based upon the achievement of pre-established performance goals. Performance measures under the plan will be: operating profit, free cash flow and revenue targets at the Company level; and, additionally for certain executives, operating profit and revenue targets at the segment level. The plan allows awards to provide for different metrics, target levels and weightings for different executives. The Board, or the Board’s Compensation and People Committee, if so delegated by the Board, maintains the authority to adjust award payouts upon evaluation of each bonus award in the context of the Company’s overall performance.

Under the Annual Incentive Bonus Plan, target award opportunities are set at various percentages of base salary, which will be: 165% of base salary in the case of the Chief Executive Officer; 110% of base salary in the case of the Chief Financial Officer; and between 100% and 110% of base salary in the cases of other named executive officers. Actual payout opportunities for each bonus component will range from a threshold of 30% of target for operating profit, 30% of target for revenue, and 50% of target for free cash flow, to a maximum of 200% of target (for all metrics, inclusive of the modifiers described below), in each case based on achievement of the performance measures. If the Company or segment fails to achieve the threshold level for any performance measure, no payout is awarded for that measure. If the Company or segment fails to achieve the threshold level for all performance measures, the bonus payout will be capped at the target level. In addition, Company operating profit will be a funding metric for all Company bonus plans, including the executive plan, such that actual bonus payouts for executives may increase or decrease based on the level of Company operating profit (within +/- 20 percentage points) versus the enterprise-wide bonus payout level. If the Company fails to achieve the threshold level for the operating profit performance measure, no payout is awarded for any measure. The Annual Incentive Bonus Plan includes sustainability metrics, which could modify the actual bonus payouts by up to +/-10 percentage points depending on performance against the sustainability metrics. Additionally, actual bonus payouts based on achievement of performance goals will be subject to modification by up to +/- 10 percentage points depending on each executive officer’s individual performance as determined by the Compensation and People Committee. For purposes of calculating performance under the Annual Incentive Bonus Plan, the Compensation and People Committee has discretion to exclude extraordinary items or events that have an unanticipated impact, corporate transactions (including acquisitions or dispositions), and other unusual or nonrecurring items. For purposes of determining achievement of award opportunities, the plan uses adjusted, non-GAAP measures.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEX LTD.

Date: June 14, 2024

	By:	/s/ Paul R. Lundstrom
		Name: Title:	Paul R. Lundstrom Chief Financial Officer

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